EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Milliman Variable Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Milliman Variable Insurance Trust for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Milliman Variable Insurance Trust for the stated period.

/s/ Adam Schenck	/s/ Blake Graves
Adam Schenck President, Milliman Variable Insurance Trust	Blake Graves Treasurer and Principal Financial Officer, Milliman Variable Insurance Trust

Dated:	February 20, 2025	Dated:	February 20, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Milliman Variable Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.